Exhibit 10.8

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act of 1993, as amended

US SHIPPING NEW BUILDING NO.1

T/C dtd 08 DEC 2006

CVT Tanker Brokers & Associates, Inc.

BPTIME3

TIME CHARTERPARTY

PRODUCED IN ASSOCIATION WITH

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

1st Edition - ~~January-~~February 2001

© BP SHIPPING LIMITED

Registered in England and Wales: No. 140132

Registered Office:- Breakspear Park, Breakspear Way, Hemel Hempstead, Herts, HP2 4UL.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Codeword for this Charterparty

“BPTIME3”

TIME CHARTERPARTY

Date December 8, 2006

PREAMBLE

It is this day agreed between J.V. Tanker Charterer LLC

of 399 Thornall Street, 8th Floor, Edison, NJ 08837 (“Owners”) being owners / disponent owners of the motor / steam tank vessel (delete as applicable) called US Shipping NEW BUILDING No 1 (“Vessel”) and BP West Coast Products LLC of La Palma, CA

(“Charterers”) that the service for which provision is herein made shall be subject to the terms and conditions of this Charter which comprises this PREAMBLE, PART 1 and PART 2, together with the OCIMF Vessel Particulars Questionnaire current at the date hereof and the BPTIME3 Questionnaire (together referred to as the “Questionnaire”) as attached hereto.

Unless the context otherwise requires, words denoting the singular include the plural and vice versa.

In the event of any conflict between the provisions of PART 1 and PART 2 of this Charter, the provisions of PART 1 shall prevail.

In the event of any conflict between the provisions of PART 1 or PART 2 of this Charter and any provisions in the Questionnaire, the provisions of PART 1 or PART 2 of this Charter shall prevail.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART 1

A.	Name of Vessel: US Shipping NEW BUILDING No 1, as described by Owners in submittal for RFP. Charterer has the option for a second US Shipping New Building. See Clause M.1.
B.	Charter Period: Seven years plus 30 days at Charterer’s Option. Charterer has three (3) one year options. Each optional year is declarable *** prior to commencement of option.

C.	Laydays/Cancelling:
Commencing: *** (“Commencement Date”)
Cancelling: *** (“Cancelling Date”)

D.	Place of Delivery: Arrival at Pilot Station One Port Los Angeles. Vessel is to be delivered to the Charterers with segregated clean ballast only, in inerted condition and free of slops.

E.	Vessel shall be delivered with the following cargo history: Vessel shall be delivered directly from the shipyard with no prior cargo history.

F.	Place of Redelivery: Dropping last outward Pilot One Port Los Angeles. Vessel is to be redelivered to the Owners with segregated clean ballast only, to inerted condition and free of slops.

G.	Bunkers on Delivery and Redelivery: Quantity sufficient for One Voyage Anacortes / Los Angeles - Loaded / Ballast

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

H.	Rate of Hire: Charterers shall pay for the use and hire of each Vessel at the rate of:

Initial Period:

First Year: USD ***

Second – Seventh Year: *** from previous year

3 one-year optional periods: *** from previous year

Above rates are to be all inclusive, including but not limited to, crew overtime, hull insurance, escalation hire, pollution insurance, yard escalation, capital finance costs, crew wages – etc.

Speed and consumption upto but including *** to be warranted per speed and consumption spreadsheet provided by Owners and completed in BP Time Charter Questionnaire.

I.	Owners’ Payment Details: Payment in U.S. Dollars via telegraphic transfer at: To be designated by Owner, but always in Charterers approval.

J.	Bunker Specifications: Fuel with a maximum viscosity of 380 centistokes at 50 degrees centigrade IPO 380 cst rmg 35 as per ISO 8217: 2005 (e) requirements for marine residual fuels, MGO DMA and MDO DMB distillate diesel as per ISO 8217: 2005 (e) requirements for distillate fuels. Specifications are subject to any revisions of the ISO standards or other regional requirements over the term of the Charter. Bunkers supplied are to be in compliance with Annex VI of MARPOL and any (SECA) special emission.
K.	Permitted Cargoes: Clean Petroleum Products, Benzene, Toluene and Ethaol or DPP or Crude Oil - Excluding ISO – Octane.

L.	Trading Limits: Worldwide Trading with customary Country exclusions for US Flag such as excluding Yemen, North Korea, Iran, Haiti, Cuba, Orinoco as well as UN exclusions, always within American Institute Warranty Limits. Including US Flag Coast Wise

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Voyages US West Coast and US Gulf. If Alaska, any and all additional costs for Alaska trading for Charterer’s account. Owners warrant that Vessel is in all respects eligible for Jones Act Trade.

M.	Additional Clauses: See Attached Clauses M.1 - M.46

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART 2

COMMERCIAL PROVISIONS

1.	DELIVERY AND CHARTER PERIOD

1.1	Owners agree to let and Charterers agree to hire the Vessel from the time of delivery for a Charter Period as set out in PART 1, Section B. The Vessel shall be placed at the disposal of Charterers at the Place of Delivery as set out in PART 1, Section D. The Vessel shall not be delivered to Charterers prior to the Commencement Date.

1.2	Upon delivery the Vessel shall be tight, staunch, strong, in every way fitted for service, with cargo spaces, facilities and equipment ready to receive, carry and deliver cargo, and with a full complement of Master, officers and crew fully competent, certified and experienced to perform the services contracted for, and in all material respects meeting the description of the Vessel set out in the Questionnaire. Without prejudice to the aforesaid, upon delivery Owners, Master, officers, crew and all documents shall conform in all parts and in all material respects with the responses submitted in the Questionnaire.

2.	CANCELLATION

2.1	If the Vessel is not ready in accordance with Clause 1 and at Charterers’ disposal by the Cancelling Date (which term shall for the purposes of this Clause include any new Cancelling Date determined under this Clause 2) Charterers shall have the option of cancelling this Charter within forty-eight (48) hours after the Cancelling Date.

2.2	Owners undertake to notify Charterers promptly if at any time Owners or the Master have reason to believe that the Vessel may not be delivered in accordance with Clause 1 by the Cancelling Date. Such notification is to be in writing and shall state the date and time that Owners expect the Vessel to be ready to be delivered.

2.3	If at any time it appears to Charterers that the Vessel will not be delivered in accordance with Clause 1 by the Cancelling Date, Charterers may require Owners to state in writing the date and time that they expect the Vessel to be ready to be delivered, such statement to be given within ninety-six (96) hours of Charterers’ request.

2.4	If the date and time notified by Owners pursuant to sub-clauses 2.2, 2.3 or 4.1 falls after the Cancelling Date then Charterers shall have the option of cancelling this Charter within one hundred and twenty (120) hours of receipt of the said notice from Owners or within forty-eight (48) hours after the Cancelling Date, whichever is earlier.

If Charterers do not exercise their option to cancel this Charter then the new Cancelling Date for the purpose of this Clause 2 shall be twelve (12) hours after the date and time notified by Owners pursuant to sub-clauses 2.2 or 2.3, or such other date and time as may be mutually agreed.

2.5	If Owners fail, or fail timeously, to respond in writing to Charterers when required to do so under sub-clause 2.3, Charterers shall have the option of cancelling this Charter within one hundred and twenty (120) hours after the period allowed for Owners’ response under sub-clause 2.3, or within forty-eight (48) hours after the Cancelling Date, whichever is earlier.

3.	REDELIVERY

3.1	The Vessel shall be redelivered to Owners at the Place of Redelivery stipulated in PART 1, Section F on the expiry of the Charter Period, on completion of its final voyage on dropping last outward bound pilot, or as may otherwise be agreed.

3.2	Notwithstanding the provisions of sub-clauses 1.1 and 3.1 hereof, should the Vessel at the expiry of the Charter Period be on a ballast voyage to the Place of Redelivery or on a laden voyage (which for the purposes of this Clause shall be deemed to have commenced at the end of the sea passage to the first loadport), then Charterers shall have the use of the Vessel at the same rate and conditions for such extended time as may be necessary for the completion of the voyage on which it is engaged and, where required, its ballast voyage to the Place of Redelivery.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

4.	NOTICES OF DELIVERY AND REDELIVERY

4.1	The below notices shall be given by Owners to Charterers in the case of delivery, and by Charterers to Owners in the case of redelivery:

4.1.1	One calender month prior to delivery / redelivery, notice shall be given specifying the anticipated date for delivery / redelivery.

4.1.2	Fifteen days prior to delivery / redelivery, notice shall be given specifying the firm date and estimated time of delivery / redelivery.

4.1.3	Thereafter seven, three, two and one day(s) prior to delivery / redelivery, notice shall be given reconfirming or advising of any adjustment to the date and time given in accordance with sub-clause 4.1.2. In addition, during the last fourteen days prior to delivery / redelivery, prompt notice shall be given of any variation of more than six (6) hours in the estimated time of delivery / redelivery.

4.2	If the Charter grants Owners or Charterers an option for the Place of Delivery or Redelivery, notice of the anticipated Place of Delivery / Redelivery shall be given one calender month before delivery / redelivery, and firm nomination of the Place of Delivery / Redelivery shall be given fifteen days before delivery / redelivery.

5.	BUNKERS ON DELIVERY AND REDELIVERY

5.1	The Vessel shall be delivered with about the quantity of fuels stated in PART 1, Section G and shall be redelivered with about the same quantity.

5.2	Charterers shall accept and pay for all fuels on board at the time of delivery and Owners shall accept and pay for all fuels on board at redelivery (whether at the end of the Charter Period or upon termination of the Charter for other reasons), all at the price paid (net of all discounts and rebates) as substantiated by such documents as may reasonably be required. Charterers’ payment for fuels on board at the time of delivery shall be made together with the first payment of hire. Charterers shall be entitled to deduct from the last payment of hire the value of fuels anticipated to be on board at redelivery.

6.	CARGOES

6.1	Charterers shall have the right to ship all lawful cargoes falling within the description set out in PART 1, Section K.

6.2	Charterers shall not ship, nor permit to be shipped, any cargo dangerous to the Vessel.

7.	TRADING LIMITS

The Vessel shall be employed in lawful trades within Institute Warranty Limits and within the Trading Limits set out in PART 1, Section L.

8.	HIRE

8.1	Charterers shall pay hire per day or pro rata for part of a day from the time the Vessel is delivered to Charterers until its redelivery to Owners in the currency and at the rate stated in PART 1, Section H. All calculation of hire shall be by reference to ~~Universal Time Co-ordinated (UTC)~~ local time.

8.2	The first payment of hire shall be made on or about the date of delivery, paying the hire in advance up to, but not including, the first day of the succeeding month. All subsequent payments of hire shall be made monthly in advance on the first day of each calendar month to the account stipulated in PART 1, Section 1 in funds available to Owners on the due date. If, however, in a given month the due date is a non-banking day in the United States (if hire is to be paid in US Dollars) or in the country stated in PART 1, Section 1, then the subject month’s hire shall be paid on the next banking day.

8.3	Hire for the month in which the anticipated date for redelivery falls shall be made up to and including the anticipated date of redelivery. Any necessary adjustments shall be made by payment by Owners to Charterers or by Charterers to Owners, as the case may be, within twenty-eight (28) days after redelivery.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

8.4	Where there is a failure to pay hire by the due date, Owners shall notify Charterers in writing of such failure. Within five (5) banking days of receipt of such notification Charterers shall pay the amount due, failing which Owners shall have the right to suspend the performance of any or all of their obligations under this Charter and / or to withdraw the Vessel. If Owners elect to suspend performance of the Charter in respect of a particular late payment, they may still, notwithstanding that suspension of performance, withdraw the Vessel from the Charter in respect of that late payment provided they give a further twenty-four (24) hours’ notice in writing of their intention to withdraw. Under no circumstances shall the act of suspending performance be construed as a waiver by Owners of the right to withdraw in respect of the continuing failure to pay hire or any subsequent late payment of hire under this Charter. Throughout any period of suspended performance under this Clause, the Vessel is to be and shall remain on hire. Charterers undertake to indemnify Owners in respect of any liabilities incurred by Owners under the bill of lading or any other contract of carriage as a consequence of Owners’ proper suspension of and / or withdrawal from any or all of their obligations under this Charter.

8.5	On production of supporting vouchers, Charterers shall be entitled to ~~deduct from hire~~ Invoice Owner any expenditure incurred on behalf of Owners which is for Owners’ account under this Charter as well as any other costs and expenses due to Charterers which this Charter entitles them to deduct from hire. ~~Charterers shall be entitled to a commission of 2.5% on expenditure settled on behalf of Owners~~.

8.6	Charterers may, at any time during the three months prior to the end of the Charter Period set out in PART 1, Section B, deduct from hire any amount which they reasonably estimate will be due to them at the end of the Charter Period in respect of expenditure on behalf of Owners, bunkers on redelivery, anticipated performance claims and any other similar claims Charterers may have against Owners.

OWNERS’ RIGHTS AND OBLIGATIONS

9.	OWNERS’ OBLIGATIONS

9.1	Without prejudice to Clause 1, Owners shall exercise due diligence to maintain the Vessel in, or restore the Vessel to, the condition required pursuant to Clause 1 throughout the Charter Period.

9.2	Owners undertake that from the date of entering into this Charter *** and ***. Without prejudice to any other right that Charterers may have, a breach of this provision will entitle Charterers to terminate this Charter, whereupon Owners shall reimburse Charterers with any hire paid in advance and not earned. ***.

9.3	Owners undertake that from the date of entering into this Charter the amount of Hull and Machinery insurance on the Vessel shall not change without Charterers’ prior consent, which shall not be unreasonably withheld.

9.4	Without prejudice to Clause 1, and provided always that Owners are granted a reasonable time to perform cleaning, Owners shall throughout the Charter Period ensure that the Vessel presents for loading with its tanks, pumps and pipelines properly prepared to the satisfaction of any inspector appointed by or on behalf of Charterers and ready for loading the cargo specified by Charterers.

9.5	Owners shall remain responsible for the navigation of the Vessel, acts of pilots, tug boats and crew, same as when trading for their own account. Owners undertake that throughout the period of this Charter they will, at their own expense, comply with the regulations in force from time to time so as to enable the Vessel to pass through the Suez and Panama Canals by day and by night without delay.

9.6	Without limitation to the foregoing, Owners shall provide and pay for:

9.6.1	provisions, wages (including overtime), discharging fees and all other expenses related to the Master, officers and crew; and

9.6.2	cabin, deck, engine-room and other necessary stores, including domestic water; and

9.6.3	radio traffic and other communication expenses; and

9.6.4	insurance on the Vessel fully covering P&I risks and (without prejudice to Charterers’ rights to freely trade the Vessel) standard oil pollution cover up to the level customarily offered by the International Group of P & I Clubs (currently US$1,000 million), Hull and Machinery and basic War Risks in accordance with the information set out in the Questionnaire; and

9.6.5	all documentation required to permit the Vessel to trade within the Trading Limits set out in PART 1, Section L, including but not limited to the certificates and documentation confirmed by Owners in the Questionnaire to be in place and such documentation shall be maintained in force during the currency of the Charter.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

10.	MASTER AND CREW

10.1	The Master, although appointed by Owners, shall throughout the Charter Period be under the orders and directions of Charterers as regards employment, agency or other arrangements and shall render Charterers all reasonable assistance with the officers, crew and equipment (including but not limited to connecting and disconnecting hoses for loading and discharging, verifying fuel samples and the procedure associated with the delivery of fuel) and supply Charterers with such information and documentation as they may from time to time require (including but not limited to logs, time sheets, safety performance information and certification relating to officers, crew or Vessel).

10.2	The Master shall, throughout the Charter Period, operate the Vessel and carry out his duties in a manner consistent with good seamanship, complying with the recommendations set out in the latest edition of ISGOTT and maintaining the safety of the Vessel, its crew, the cargo and the environment, and shall prosecute all voyages with due despatch.

10.3	The Master shall observe regulations and recommendations as to traffic separation and routeing as issued, from time to time, by responsible organisations or regulatory authorities, or as promulgated by the State of the flag of the Vessel or the State in which management of the Vessel is exercised.

10.4	If Charterers are dissatisfied with the conduct of the Master or any officer or crew member, Owners shall on receiving particulars of the complaint, promptly investigate the same, and, if necessary, make a change in the appointment.

11.	BILLS OF LADING AND WAYBILLS

11.1	Bills of lading and waybills shall be signed as Charterers direct, without prejudice to this Charter. Charterers hereby indemnify Owners:

11.1.1	against all liabilities that may arise from the signing of bills of lading and waybills in accordance with the directions of Charterers to the extent that the terms of such bills of lading and waybills impose more onerous liabilities than those assumed by Owners under the terms of this Charter; and

11.1.2	against claims brought by holders of bills of lading and waybills against Owners by reason of any deviation ordered by Charterers.

11.2	All bills of lading and waybills issued under this Charter shall include a Clause Paramount and War Risks, New Jason, General Average, and Both-to-Blame Collision clauses, in the form set out in this Charter.

12.	DRUGS AND ALCOHOL POLICY

12.1	Owners undertake that they have, and shall maintain for the duration of this Charter, a policy on Drugs and Alcohol Abuse applicable to the Vessel (the “D & A Policy”) that meets or exceeds the standards in the OCIMF Guidelines for the Control of Drugs and Alcohol Onboard Ship 1995 as amended from time to time.

12.2	Owners shall exercise due diligence to ensure that the D & A Policy is understood and complied with on and about the Vessel. An actual impairment, or any test finding of impairment, shall not in and of itself mean that Owners have failed to exercise due diligence.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

13.	DRY-DOCKING Also see attached BP Dry Docking Clause M 11.

Without prejudice to Clause 19, Owners shall have the right at their expense to take the Vessel out of service, including placing the Vessel in dry-dock. For emergency repairs this right may be exercised in accordance with Owners’ discretion. For routine maintenance and surveys, the right may only be exercised at a time and place mutually agreed upon by Owners and Charterers.

14.	LIEN

Owners shall have a lien upon all cargoes, hire, sub-hire, freights and sub-freights for any amounts owed by Charterers under this Charter.

CHARTERERS’ RIGHTS AND OBLIGATIONS

15.	CHARTERERS’ OBLIGATIONS

15.1	Charterers shall furnish the Master with full and timely instructions.

15.2	Charterers shall provide and / or pay for:

15.2.1	all fuels of a quality suitable for burning in the Vessel’s engines and auxiliaries (which shall comply with the description in PART 1, Section J) except for quantities of fuel consumed while the Vessel is off-hire which shall be for Owners’ account; and

15.2.2	port charges, light and canal dues, and all other charges or expenses relating to loading and discharging; and

15.2.3	agency fees for normal ship’s husbandry at all places or ports of call; and

15.2.4	towage, pilotage and all mooring, loading and discharging facilities and services, provided always that Charterers shall bear no liability for the negligence or misconduct exercised by the providers of such services and facilities.

15.3	Any additional premiums charged by the providers of oil pollution cover by reason of loading or discharging at ports in the USA or USA-controlled territories shall be for Charterers’ account and shall be re-imbursed to Owners together with the instalment of hire next falling due following presentation to Charterers of proper receipts evidencing payment.

15.4	Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of Owners.

16.	SPACE AVAILABLE TO CHARTERERS

16.1	The whole reach, burthen and decks of the Vessel, and its passenger accommodation (including Owners’ suite if any), shall be at Charterers’ disposal, reserving only proper and sufficient space for the Vessel’s Master, officers, crew, tackle, apparel, furniture, provisions, stores and lubricating oil.

16.2	The weight of stores and lubricating oil stored on board shall not at any time during the Charter Period, unless specifically agreed, exceed the tonnage shown in the Questionnaire.

17.	LOADING AND DISCHARGE / SHIP-TO-SHIP TRANSFERS

17.1	The Vessel shall be loaded and discharged at any port (which term for the purpose of this Charter shall include any port, berth, dock, loading or discharging anchorage or offshore location, submarine line, single point or single buoy mooring facility, alongside vessels or lighters or any other place whatsoever as the context requires) in accordance with Charterers’ instructions. Before instructing Owners to direct the Vessel to any port, Charterers shall exercise due diligence to ascertain the safety of such port, but Charterers do not warrant the safety of any port and shall be under no liability in respect thereof except for loss or damage caused by Charterers’ failure to exercise due diligence.

17.2	Charterers shall have the option of transferring the whole or part of the cargo (which shall include topping-off and lightening) to or from any other vessel including, but not limited to, an oceangoing vessel, barge and / or lighter (the “Transfer Vessel”).

All transfers of cargo to or from Transfer Vessels shall be carried out in accordance with the recommendations set out in the latest edition of the “ICS/OCIMF Ship to Ship Transfer Guide (Petroleum)”. Owners undertake that the Vessel and its crew shall comply with such recommendations, and similarly Charterers undertake that the Transfer Vessel and its crew shall comply with such recommendations. Charterers shall provide and pay for all necessary equipment including suitable fenders and cargo hoses.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Charterers shall have the right, at their expense, to appoint supervisory personnel to attend on board the Vessel, including a mooring master, to assist in such transfers of cargo.

18.	PERFORMANCE OF VESSEL - SPEED AND CONSUMPTION

18.1	Unless otherwise ordered by Charterers, the Vessel shall perform all voyages at the service speed stated in the Questionnaire.

18.2	Owners warrant that the Vessel is and shall remain capable of maintaining, throughout the Charter Period, the speeds and bunker consumptions for propulsion described in the Questionnaire under normal working conditions and in moderate weather (which for the purpose of this Clause shall exclude any periods of winds exceeding ***). Charterers shall have the right to make a claim for ~~deductions from hire~~ in respect of any time lost and any additional bunkers consumed by reason of the Vessel’s failure to maintain the warranted capability.

19.	OFF-HIRE

19.1	The Vessel shall be off-hire on each and every occasion that there is a loss of time arising out of or in connection with the Vessel being unable to comply with Charterers’ instructions (whether by way of interruption or reduction in the Vessel’s services, or in any other manner) on account of:

19.1.1	any damage, defect, breakdown, deficiency of or accident to the Vessel’s hull, machinery, equipment or cargo handling facilities, or maintenance thereto; or

19.1.2	any default and / or deficiency of the Master, officers or crew, including the failure or refusal or inability of the Master, officers and / or crew to perform the services required; or

19.1.3	any breach of sub-clause 9.6.5; or

19.1.4	any other cause preventing the full working of the Vessel.

Notwithstanding the aforesaid, if the total loss of time pursuant to this sub-clause 19.1 is less than nine (9) hours in any one calendar month, the Vessel shall not be off-hire.

19.2	If the Vessel deviates, unless ordered to do so by Charterers, it shall be off-hire from the commencement of such deviation until the Vessel is again ready to resume its service from a position not less favourable to Charterers than that at which the deviation commenced. For the purposes of this Clause the term deviation shall include stopping, reducing speed, putting back or putting into any port or place other than that to which it is bound under the instructions of Charterers for any reason whatsoever, including for maintenance, dry-docking, taking on stores or fresh water, but shall exclude deviations made to save life or property. Should the Vessel deviate to avoid bad weather or be driven into port or anchorage by stress of weather, the Vessel shall remain on hire and all port costs thereby incurred and bunkers consumed shall be for Charterers’ account. Any service given or distance made good by the Vessel while off-hire shall be taken into account in assessing the amount to be deducted from hire.

19.3	Any time during which the Vessel is off-hire under this Charter may be added, at Charterers’ option, to the Charter Period. Such option shall be declared in writing not less than one month before the expected date of redelivery, or promptly if such event occurs less than one month before the expiry of the Charter Period. If Charterers exercise their option to extend the Charter Period pursuant to this Clause, the Charter Period shall be deemed to include such extension and hire shall be payable at the rate(s) which would have been payable but for the relevant off-hire event.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

20.	LAYING UP

After consultation with Owners, (such consultation will not take longer than a week unless Charterer permits an extension), Charterers shall have the option to lay up the Vessel at a safe place nominated by them and acceptable to Owners. Charterers shall exercise due diligence to ascertain the safety of such place but shall be under no liability in respect thereof except for loss or damage caused by Charterers’ failure to exercise due diligence. If Charterers exercise the option to lay up the Vessel then the hire stipulated in PART 1, Section H shall be adjusted to reflect any net increase in expenditure reasonably incurred (including but not limited to costs reasonably incurred in preparing the Vessel for lay up as well as restoring it to the condition in which it was immediately prior to laying up) or net saving which should reasonably be made by Owners as a result of such lay up.

21.	STORAGE

Charterers shall have the option of using the Vessel for floating storage but Charterers undertake not to use the Vessel for floating storage in areas where additional premiums for War Risks Insurance are charged by the Vessel’s War Risks Insurance underwriters.

22.	SUB-LET

Charterers may sub-let the Vessel without prejudice to the respective rights and obligations of either party under this Charter.

23.	SUPERNUMERARIES

Charterers may send supernumeraries in the Vessel’s available accommodation upon any voyage made under this Charter. In such event Owners shall provide provisions and all requisites, as supplied to officers, except alcohol.

24.	VESSEL/CARGO INSPECTIONS/BUNKER SURVEYS

Charterers shall be entitled to cause their representative (which term includes any independent surveyor appointed by Charterers) to carry out inspections of the Vessel and/or observe cargo operations and/or ascertain the quantity and quality of the cargo, water and residues on board, including the taking of cargo samples, inspection and copying of the Vessel’s logs, documents and records (which shall include but not be limited to the personal notes of the Master, officers or crew relating to the operation of the Vessel, the rough log book and computer generated data) at any loading and/or discharge port. Charterers’ representative may also conduct any of the aforementioned operations at or off any other port to which Charterers may require the Master to divert the Vessel at any time after leaving any loading port. Charterers shall obtain the consent of the owners of any cargo on board at the time before requiring the Vessel to be diverted.

Charterers’ representative shall be entitled to survey, and take samples from, any or all of the Vessel’s cargo tanks, bunker fuel tanks and non-cargo spaces at any place referred to above.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

SPECIAL PROVISIONS

25.	CLAUSE PARAMOUNT

Charterers undertake that all bills of lading and waybills issued under this Charter shall contain the following: “Any and all Bills of Lading issued pursuant to this Charter shall have effect subject to the provisions of the Carriage of Goods at Sea Act of the United States (46 U.S.C. 1301, et seq), approved April 16, 1936, except that if the Bill of Lading is issued at a place where any other Act, ordinance or legislation gives statutory effect to the International Convention for the Unification certain Rules relating to the Bills of Lading at Brussels, August 1924, then the Bill of Lading shall have effect subject to the provisions of such Act, ordinance, or legislation. The applicable Act, ordinance or legislation (“Act”) shall be deemed to be incorporated herein except where it conflicts with a specific provision contained herein, in which case the language of this agreement shall be controlling”.

~~“CLAUSE PARAMOUNT~~

~~(1)~~	~~This Bill of Lading shall have effect subject to any national law making the International Convention for the unification of certain rules of law relating to bills of lading signed at Brussels on 25th August 1924 (The Hague Rules) or the Hague Rules as amended by the Protocol signed at on 23rd Brussels February 1968 (The Hague/Visby Rules) compulsorily applicable to this Bill of Lading. If any term of this Bill of Lading be repugnant to that legislation to any extent, such term shall be void to that extent but no further. Neither the Hague Rules nor the Hague/Visby Rules shall apply to this Bill of Lading where the goods carried hereunder consist of live animals or cargo which by this Bill of Lading is stated as being carried on deck and is so carried.~~

~~(2)~~	~~Save where the Hague or Hague/Visby Rules apply by reason of (1) above, this Bill of Lading shall take effect subject to any national law in force at the port of shipment or place of issue of the Bill of Lading making the United Nations Convention on the Carriage of Goods by Sea 1978 (the Hamburg Rules) compulsorily applicable to this Bill of Lading in which case this Bill of Lading shall have effect subject to the Hamburg Rules which shall nullify any stipulation derogating therefrom to the detriment of the shipper or consignee.~~

~~(3)~~	~~Where the Hague, Hague/Visby or Hamburg Rules are not compulsorily applicable to this Bill of Lading, the carrier shall be entitled to the benefits of all privileges, rights and immunities contained in Articles I to VIII of the Hague/Visby Rules.~~

~~(4)~~	~~Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation and/or law”.~~

26.	SALVAGE

The Master is authorised to render assistance to other vessels. All salvage and remuneration for such assistance shall be for Owners’ and Charterers’ equal benefit after deducting the Master’s and Crew’s proportion and all costs, expenses and sacrifices (including but not limited to loss of time, off-hire, hire paid, repairs to the Vessel and bunker fuel consumed). Any non-contractual liability to third parties shall be for Owners’ account unless it solely affects the salvage remuneration.

27.	ICE

The Vessel shall not be required to enter or remain in any icebound port or area, nor any port or area where lights, lightships, markers or buoys have been or are about to be withdrawn by reason of ice, nor where on account of ice there is, in the Master’s sole discretion, a risk that, in the ordinary course of events, the Vessel will not be able safely to enter and remain at the port or area or to depart after completion of loading or discharging. The Vessel shall not be obliged to force ice but, subject to Owners’ prior approval, may follow ice-breakers when reasonably required, with due regard to its size, construction and class. If, on account of ice, the Master in his sole discretion considers it unsafe to proceed to, enter or remain at the place of loading or discharging for fear of the Vessel being frozen in and/or damaged, he shall be at liberty to sail to the nearest ice-free place and there await Charterers’ instructions.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

28.	REQUISITION

Should the Vessel be requisitioned by any government, de facto or de jure, during the period of this Charter, the Vessel shall be off-hire during the period of such requisition, and any hire paid by such government and costs incurred in respect of such requisition shall be for Owners’ account. The option granted to Charterers in sub-clause 19.3 shall not apply to periods of off-hire pursuant to this Clause 28.

29.	OUTBREAK OF WAR

Either party may cancel this Charter on the outbreak of war or hostilities between any two or more of the following countries: the United States of America, the Russian Federation, the United Kingdom, France and the People’s Republic of China.

30.	WAR RISKS

30.1	For the purpose of this Clause, the words:

30.1.1	“Owners” shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the Vessel, and the Master; and

30.1.2	“War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, ~~civil~~ the laying of mines, warlike operations, civil commotion, (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, its cargo, crew or other persons on board the Vessel.

30.2	The Vessel, unless the written consent of Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, its cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after its entry into it, the Vessel shall be at liberty to leave it.

30.3	The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where it shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

30.4	Owners may effect war risks insurance in respect of the Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks), and the premiums and/or calls therefor shall be for their account.

If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by Charterers to Owners at the same time as the next payment of hire is due.

30.5	If Owners become liable under the terms of employment to pay the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then such bonus or additional wages shall be reimbursed to Owners by Charterers at the same time as the next payment of hire is due.

30.6	The Vessel shall have liberty:

30.6.1	to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

30.6.2	to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

30.6.3	to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other supranational body which has the right to issue and give the same, and with

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

national laws aimed at enforcing the same to which Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

30.6.4	to divert and discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

30.6.5	to divert and call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

30.7	If in accordance with their rights under the foregoing provisions of this Clause, Owners refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform Charterers.

31.	GENERAL AVERAGE

General Average shall be adjusted and settled in New York ~~London~~ in accordance with the York-Antwerp Rules, 1994 or any subsequent modification thereof.

32.	NEW JASON

32.1	If, notwithstanding Clause 31, General Average is adjusted in accordance with the law and practice of the USA, the following provision shall apply:

“In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.

If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery”.

33.	BOTH-TO-BLAME COLLISION

If the liability for any collision in which the Vessel is involved while performing this Charter falls to be determined in accordance with the laws of the USA, or the laws of any State which applies laws similar to those applied in the USA in the circumstances envisaged by this Clause 33, the following provision shall apply:

“If the Vessel comes into collision with another vessel as a result of the negligence of the other vessel and any act, neglect or default of the Master, mariner, pilot or the servants of the carrier in the navigation or in the management of the Vessel, the owners of the goods carried hereunder will indemnify the carrier against all loss or liability to the other or non-carrying vessel or its owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying vessel or its owners to the owners of said goods and set off, recouped or recovered by the other or non-carrying vessel or its owners as part of their claim against the carrying vessel or carrier.

The foregoing provisions shall also apply where the owner, operators or those in charge of any vessel or vessels or objects other than, or in addition to, the colliding vessels or objects are at fault in respect of collision or contact.”

Whilst Charterers shall procure that all bills of lading and waybills issued under this Charter shall contain a provision in the foregoing terms, to be applicable where the liability for any collision in which the Vessel is involved falls to be determined under the preamble of this Clause 33, Charterers neither warrant nor undertake that such provision shall be effective. In the event that such provision proves ineffective Charterers shall, notwithstanding anything to the contrary herein provided, not be obliged to indemnify Owners.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

34.	OIL POLLUTION PREVENTION

34.1	Owners undertake that the Vessel is a tanker owned by a member of the International Tanker Owners’ Pollution Federation Limited and will so remain throughout the period of this Charter.

34.2	When an escape or discharge of Oil occurs from the Vessel and causes or threatens to cause Pollution Damage, or when there is the threat of an escape or discharge of Oil (i.e. a grave and imminent danger of the escape or discharge of Oil which, if it occurred, would create a serious danger of Pollution Damage, whether or not an escape or to be obliged) to discharge in fact subsequently occurs), then upon notice to Owners or Master, Charterers shall have the right (but shall not be obliged) to place on board the Vessel and/or have in attendance at the incident one or more Charterers’ representatives to observe the measures being taken by Owners and/or national or local authorities or their respective servants, agents or contractors to prevent or minimise Pollution Damage and to provide advice, equipment or manpower or undertake such other measures, at Charterers’ risk and expense, as are permitted under applicable law and as Charterers believe are reasonably necessary to prevent or minimise such Pollution Damage or to remove the threat of an escape or discharge of Oil.

34.3	The provisions of this Clause 34 shall be without prejudice to any other rights and/or duties of Charterers or Owners whether arising under this Charter or under applicable law or under any International Convention.

34.4	In this Clause the terms “Oil” and “Pollution Damage” shall have the same meaning as that defined in the Civil Liability Convention 1969 or any Protocol thereto.

35.	EXCEPTIONS

35.1	The provisions of Article III (other than Rule 8 thereof), IV, IV bis, VII and VIII of the Schedule to the Carriage of Goods by Sea Act 1971 of the United Kingdom shall apply to this Charter and shall be deemed to be inserted in extenso herein. This Charter shall be deemed to be a contract for the carriage of goods by sea to which the said Articles apply, and no regard shall be had to Article I of the said Schedule. However, nothing in this Clause shall be deemed to modify, limit or exclude the parties’ rights and obligations as set out in Clauses 1, 9, 10, 11, 18 and 19 hereof.

35.2	Where a claim for indemnity is brought under this Charter, the defending party shall be entitled to rely on all defences and limitations, whether founded on contract, tort, legislation or convention, that the claimant could have relied on in the principal action or in relation to the principal claim.

35.3	Notwithstanding the aforesaid:

35.3.1	Where a claim for indemnity relating to a claim pursued by a third party is brought under this Charter, such claim shall be extinguished unless suit is commenced within twelve (12) months of the principal claim being settled by the parties thereto or determined by the final, unappealable judgment of a competent court.

35.3.2	All other claims shall be subject to the statutory limitation period.

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

36.	LAW

The construction, validity and performance of this Charter shall be governed by ~~English~~ U.S. Law. The ~~High Court in London~~ US District Court of Southern New York shall have exclusive jurisdiction over any dispute which may arise out of this Charter. Notwithstanding the aforesaid, the parties may jointly elect to have any such dispute referred to arbitration in ~~London~~ The City of New York ~~pursuant to the Arbitration Act 1996 or any modification or re-enactment thereof for the time being in force and under the Terms of the London Maritime Arbitrators’ Association before a tribunal consisting of three arbitrators~~ pursuant to the laws relating to arbitration there in force, before a board of three persons, consisting of one arbitrator to be appointed by Owner, one by the Charterer, and one by the two so chosen. The decision of any two of the three on any point or points shall be final. Until such time as the arbitration finally close the hearings either party shall have the right by written notice served on the arbitrators and on the other party to specify further disputes or differences under this Charter for hearing and determination. The arbitration may grant any relief which they, or a majority of them deem just and equitable and within the scope of the agreement of the parties, including, but not limited to, specific performance, though there is a right of appeal of the arbitration through the Federal legal system to ensure that the decision of the two arbitrators is in compliance and correctness with the applicable laws. Awards pursuant to this clause may include costs, including a reasonable allowance for attorney’s fees, and judgment may be entered upon any award made hereunder in any Court having jurisdiction in the premises. The Interpretation of the Charter and of the rights and obligations of the parties shall be governed by the laws applicable to Charter Parties made in the City of New York. The headings of Clauses are for convenience of reference only and shall not affect the Interpretation of this Charter. No modification, waive or discharge of any term of this Charter shall be valid unless in writing and signed by the party to be charged therewith.

Attachments 1, 2, and 3 shall be deemed incorporated in this Charter Party.

Attachment 1. - Additional Clauses M1. - M46.

Attachment 2. - BP Shipping Time Charter Questionnaire

Attachment 3. - Time Charter Comparison Sheet

In Witness Whereof the parties have caused this Charter to be executed as of the date first above written for and on behalf of

/s/

J.V. Tanker Charterer LLC

OWNERS

/s/

for and on behalf of

BP West Coast Products LLC

CHARTERERS

This document is a computer generated BPTIME3 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

M.1	OPTIONS CLAUSE for SECOND VESSEL

Charterers shall have the option to time charter a second sister vessel on same terms and conditions except as outlined below, US Shipping New Building 3 or 4 in Owners options provided nominated vessel can meet 2010 delivery window.

Charterers to hold option for second vessel firm until July 1st, 2007, after which Owner can withdraw such option by giving with 30 days written notice.

Laydays / Cancelling:

Commencing: January 1, 2010

Cancelling: December 31, 2010

To be narrowed to 120 day window by Owner on Declaration.

Initial Period:

First Year: USD ***

Second – Seventh Year. *** from previous year.

3 one-year optional periods: *** from previous year

Above rates are to be all inclusive, including but not limited to, crew overtime, hull insurance, escalation hire, pollution insurance, yard escalation, capital finance costs, crew wage – etc.

Speed and consumption up to but including beaufort 5 to be warranted per speed and consumption spreadsheet provided by Owners and completed in BP Time Charter Questionnaire.

OWNER CLAUSES

M. 2 - A.	The Vessel shall only trade to areas to the extent permitted by U.S. and United Nations authorities. The Vessel shall not be required to trade to any port or carry any cargo and the Master will not be required to sign any bill of lading which will result in the Vessel and/or the Owners being in violation of Vessel’s U.S. or United Nations laws or regulation.

M. 3 - B.	Notwithstanding anything in this Charter to the contrary, Owners without the written consent of Charterers, which will not be unreasonably withheld, may (i) transfer the Vessel and assign this Charter to another subsidiary of U.S. Shipping Partners, L.P. or (ii) assign this Charter and/or all moneys due to become due under the Charter to any financial institution which is financing or refinancing the Vessel.

M. 4 - C.	The terms of this Charter shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Owners and Charterers.

M. 5 - D.	Owner will pay a brokerage commission to CVT Tanker Brokers & Associates, Inc. on all hire earned.

BP ADDITIONAL CLAUSES for TIME CHARTER

M. 6 – BP 1. Vetting and Auditing Clause

(a)	It is a condition precedent of this Charter that, prior to delivery, Owners and the Vessel successfully complete the Charterers’ Vetting and Approval Process. The Vetting and Approval Process shall include, but shall not be limited to, completion (to the Charterers’ satisfaction) of the following:

(i)	an inspection of the Vessel; and

(ii)	an audit and assessment of the management procedures of Owners and their Managers; and

(iii)	a structural review of the Vessel.

(b)	Prior to and immediately after delivery, and then at any time during the Charter Period, Charterers shall have the right to inspect the Vessel and to audit Owners’ and Managers’ management procedures to ensure that the Vessel, its certification and operating standards are maintained to Charterers’ continuing satisfaction and that Owners are complying fully with the provisions of this Charter.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(c)	Notwithstanding the provisions of paragraphs (a) and (b) above, not less than once every six months, Owners shall request an inspection of the Vessel to be conducted by the Charterers to ensure that the Vessel, its certification and operating standards are maintained to Charterers’ continuing satisfaction. The cost of such bi-annual inspections shall be for Owner’s account.

(d)	Following any inspection or audit carried out pursuant to this Clause, Charterers shall issue to Owners an inspection report in writing indicating any defect and/or deficiency and/or non-compliance. Owners shall rectify any defect and/or deficiency and or noncompliance identified in such inspection report as soon as is reasonably practical, but in any event no later than 30 days after receipt of Charterers’ inspection report. All costs of rectifying such defects and/or deficiencies and/or non-compliances shall be for Owners’ account, and the Vessel shall be off-hire for the period of any time thereby lost.

(e)	If the Owners do not rectify any defects and/or deficiencies and/or non-compliances identified in any inspection report issued by Charterers pursuant to (d) above within 30 days, after such inspection report has been issued to Owners, Charterers shall have the option to:

(i)	put the Vessel off hire forthwith, until such time as any such defect and/or deficiency and/or non-compliance has been rectified; ~~and/or~~

(ii)	~~cancel this Charter,~~ It is understood that if the Vessel is placed Off-Hire then Owners specifically recognize Charterer’s cancellation rights under clause 7 provided that this option shall be declared by Charterers within 10 working days of the expiry of the 30 day period.

(f)	Charterers shall be entitled to provide copies of any inspection report issued pursuant to this Clause to third parties and/or enter the findings contained in such inspection reports into data bases accessible to third parties (including but not limited to the SIRE data base).

(g)	Neither the exercise, the non-exercise, nor anything done or not done, in the exercise or non-exercise of Charterers’ rights pursuant to this Clause, shall reduce the responsibility of Owners and/or the Managers and/or the Master to Charterers and/or third parties in respect of the Vessel, her maintenance and/or her operation, nor increase Charterers’ responsibilities to Owners or third parties for same.

M. 7 – BP 2. Operating Manual Clause

Owners acknowledge that they have been provided with a copy of the BP Operating Manual (Third Party Managers) and undertake that they and the Managers of the Vessel shall at all times comply with the requirements and recommendations therein.

M. 8 – BP 3. HSSE Reporting Clause

(a)	Charterers place prime importance on HSSE issues and require that its contractors and their sub-contractors subscribe to and actively pursue the highest standards of HSSE performance.

(b)	Prior to delivery of the Vessel to Charterers at the commencement of the Charter Period, Owners and their technical managers (hereafter referred to as “Managers”) shall undertake an HSSE audit, in conjunction with Charterers and, on completion of such audit, develop an HSSE Action Plan based upon the audit findings in order to promote continual improvement in HSSE performance.

(c)	Owners shall submit HSSE reports to Charterers in accordance with the provisions of the BP Operating Manual (Third Party Managers) for the duration of this Charter, including any periods during which the Vessel is off-hire for dry-docking, repair or any other reasons. In addition to reports from individual vessels directly on BP business, Managers will forward on a Quarterly basis, safety data for their entire fleet of tanker vessels.

(d)	Any failure by Owners to comply with the requirements set out in (b) and (c) above will entitle Charterers to put the Vessel off-hire, until the requirements of (b) and (c) have been met.

M. 9 – BP 4. OCIMF TMSA Clause

Owners warrant that they have completed a Tanker Management Self Assessment (“TMSA”) report and have submitted the same to OCIMF. Owners shall review and update the TMSA annually.

M. 10 – BP 5. Oil Major Approvals Clause

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(a)	Owners warrant that they are approved for closter and/or terminal acceptance by the oil companies listed in Appendix A (Part 1) attached hereto and shall maintain the validity of such approvals throughout the Charter Period. Owners shall have the Vessel inspected and approved by the further oil Companies listed in Appendix A (Part 2) and thereafter shall maintain the validity of such approvals throughout the Charter Period.

(b)	Owners shall advise Charterers immediately if any approval is not granted and of any change in status of any approvals and advise when further inspections necessary to obtain or maintain such approvals become due. Owners shall notify Charterers of the outcome of all such inspections as soon as completed and, in the event of an approval not being granted or being withdrawn, shall immediately take steps to rectify all deficiencies identified in the course of such inspection.

(c)	In the event that any approval is not granted or re-instated, or such deficiencies are not rectified, within ~~30~~45 days of the inspection having been carried out without prejudice to any other remedies available to them under this Charter, Charterers shall have the right within 10 days thereafter to:

(i)	put the Vessel off-hire forthwith, until such time as such approval has been granted or re-instated and/or such deficiencies have been rectified; ~~and/or~~

~~(ii)~~	~~cancel this Charter; and/or~~

~~(iii)~~	~~receive an indemnity from Owners in respect of all proven losses resulting from Charterers’ inability to sub let the Vessel in accordance with their requirements.~~

It is understood that if the Vessel is placed Off-Hire then Owners specifically recognize Charterer’s cancellation rights under clause 7

M. 11 – BP 6. Dry-docking Clause

(a)	~~Owners warranted that, other than as expressly advised to Charterers in writing prior to entering into this Charter, the Vessel is not scheduled to dry-dock during the Charter Period.~~ Not applicable as period of Charter requires scheduled dry-docks.

(b)	If the Charter Period is capable of being less than 6 months, then Owners warrant that the Vessel shall not dry-dock except in an emergency.

(c)	If the minimum Charter Period is 6 months or more, and subject to paragraph (a) above, Owners shall have the right and obligation to dry-dock the Vessel for routine maintenance and surveys from time to time in accordance with the Vessel’s classification society rules. On each occasion that they wish to dry-dock the Vessel, Owners shall give Charterers a minimum of six months’ notice of the date and place at which they intend to dock the Vessel. Owners and Charterers shall co-operate to ensure that dry-docking of the Vessel is agreed to take place at a time and place which causes minimum disruption to the Vessel’s trading.

(d)	The Vessel shall be off hire from dropping outbound sea pilot at the last discharge port prior to dry-docking and shall remain off-hire until she is in a position no less favorable to Charterers than that at the commencement of the off hire period. Owners shall give Charterers seven, three, two and one day(s) notice prior to redelivery from dry-docking, reconfirming or advising of any adjustment to the date and time previously given.

(e)	Upon completion of the dry-dock Owners shall, at their expense, redeliver the Vessel to Chaterers with her tanks fully cleaned, inerted and ready to load.

Note: Appendix A not included in original agreement.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

M. 12 – BP 7. Off-hire Duration Clause

(a)	If any period of off-hire (other than a period off-hire relating to a scheduled dry-docking of the Vessel agreed with Charterers) exceeds or is expected to exceed 30 days, provided it is physically possible to remedy the causes of the off-hire within 30 days; then, without prejudice to any other rights Charterers may have under this Charter, Charterers shall have the option of terminating this Charter by giving notice in writing to Owners. Termination shall take effect from the date on which such notice is received by Owners or from any later date stated in such notice. If Owners can demonstrate to the reasonable satisfaction of Charterers that it is not physically possible to remedy the cause of the off-hire event within 30 days of the date of its occurrence, then except where the off-hire has arisen (directly out of the Vessel having sustained major damage by reason of collision, allision or grounding, Charterers shall have the option to terminate this Charter on the date falling three months after the commencement of the relevant off-hire period. In the case of an off-hire period arising directly out of the Vessel having sustained major damage by reason of collision, allision or grounding, if such period exceeds or is expected to exceed one year, then, without prejudice to any other rights Charterers may have under this Charter, Charterers shall have the option of terminating this Charter by giving notice in writing to Owners. Termination shall take effect from the date on which such notice is received by Owners or from any later date stated in such notice. It is understood that Owner has the right to substitute a sister Vessel subject to Charterer’s Vetting approval prior to expiry of Off-Hire time allotted under this clause, whichever is applicable Three(3) months or One Year (1) at same location as prior vessel commenced Off-Hire period, unless other mutually agreed upon location is agreed upon.

(b)	Upon termination in accordance with this Clause, Owners shall forthwith remit to Charterers any hire paid in advance and not earned as at the date of termination and any other monies owing, including but not limited to the cost of bunkers on board at the commencement of the off-hire period.

M. 13 – BP 8. Pumping Clause

(a)	For the purpose of this Clause:

‘full cargo’	shall mean the full cargo capacity of the Vessel as described.

‘part cargo’	shall mean either the total cargo actually loaded, if less than full cargo capacity of the Vessel as described, or the quantity of each parcel loaded or discharged separately, as the context may require.

‘bulk discharge’	shall mean the period of time taken by the Vessel to discharge the full cargo or part cargo, as the case may be, excluding any time during which only tank stripping and/or crude oil washing operations are being performed

(b)	Owners undertake that:

(i)	the Vessel shall load the cargo at the maximum safe rate and in any event shall load a full cargo within a maximum period of twenty four (24) hours, or pro-rata in the case of a part cargo, provided always that the cargo is capable of being supplied within such time; and

(ii)	the Vessel shall discharge at the maximum safe rate and in any event shall, in the case of cargoes of one or more segregated grades/parcels discharged concurrently or consecutively, discharge a full cargo within twenty-four (24) hours, or pro rata in the case of a part cargo, or shall maintain a minimum discharge pressure of ~~seven (7) bar~~ 100 PSI at the Vessel’s manifold throughout the bulk discharge, provided always that the cargo is capable of being received within such time or at such pressure. Vessel shall be allowed three(3) additional hours per segregated grade / parcel for final draining and stripping. If restrictions are imposed by any terminal during discharge, or if physical attributes of such terminal restrict the discharge rate or pressure, Owners shall only be relieved of the aforesaid obligation for the period and to the extent such restrictions or attributes impede the discharge rate or pressure. The discharge terminal shall have the right to gauge discharge pressure at the Vessel’s manifold.

(c)	Any additional time used as a result of the inability of the Vessel to load or discharge the full cargo within twenty-four (24) hours, or pro rata in the case of part cargo, or to maintain a minimum discharge pressure of ~~seven (7) bar~~ 100 PSI at the Vessel’s manifold throughout the discharge, or failure by the Vessel to meet any lesser performance required pursuant to a restriction imposed by the terminal, shall be for Owners’ account, and Charterers shall be able to deduct the additional time used at the hire rate from hire.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(d)	In the case of multiple grades of cargoes where the total time taken to discharge the full cargo is in excess of twenty-four (24) hours (or pro-rata in the case of a part cargo) and the Vessel fails to maintain a minimum discharge pressure of ~~seven (7) bar~~ 100 PSI throughout the discharge, each grade carried will be assessed separately as follows:

(i)	The twenty-four (24) hours’ allowance (pro rated in the case of a part cargo) plus the appropriate crude oil washing allowance, if any, calculated in accordance with the Crude Oil Washing and Stripping Clause, shall be apportioned to each grade, which is discharged consecutively in the ratio that the quantity of that grade discharged bears to the total quantity of all grades of cargo discharged consecutively This ratio shall be calculated by dividing the quantity of each grade that is discharged consecutively by the aggregated bill of lading quantities for all grades discharged consecutively For the purposes of this apportionment, where two (2) or more grades are discharge concurrently, the quantities so discharged shall be aggregated and treated as one grade.

(ii)	The allowance apportioned to each grade pursuant to paragraph (ii) shall then be offset against the total time actually taken to discharge that grade. Any excess time will be for Owners’ account. However, if the Vessel maintains a minimum discharge pressure of seven ~~(7)-bar~~ 100 PSI throughout the bulk discharge of a particular grade - then the time taken to discharge the grade will be for Charterers’ account.

(e)	If the full cargo cannot be delivered to the Vessel at the rate requested by the Master or within the time allowed in paragraph (b) above or if any terminal is unable to receive the full cargo within twenty-four (24) hours or at a discharge pressure of ~~seven (7) bar~~ 100 PSI measured at the Vessel’s manifold, the Master shall present a Note of Protest (‘NOP’) to a terminal representative detailing any terminal restrictions and/or deficiencies as soon as they are imposed and/or become apparent and shall use all reasonable endeavours to have the NOP signed by the terminal representative. If the Master is unable to obtain a signature from the terminal representative he shall present a further NOP recording the failure of the terminal representative to sign the original NOP. In the case of restrictions imposed by the terminal or arising from physical attributes of any terminal, the Master shall ensure that such restrictions are clearly recorded in the Vessel’s Pumping Log.

(f)	Should the Vessel fail to meet the agreed pumping performance in 50 percent of her cargo operations over a one month period, then Charterers shall have the right to ~~cancel this Charter~~. Place Vessel off-hire until vessel is able to perform in accordance with Charter. It is understood that if the Vessel is placed Off-Hire then Owners specifically recognize Charterer’s cancellation rights under clause 7

M. 14 —BP 9. Crude Oil Washing and Stripping Clause

(a)	Owners warrant that the Vessel is equipped with a fully functional Crude Oil Washing system and that the officers and crew are properly qualified (as evidenced by appropriate certification) and experienced in the operation of such system. Whilst Charterers may instruct Owners to carry out additional crude oil washing in all tanks that contained the cargo the Master shall, in any event, arrange for crude oil washing of the cargo tanks at the discharge port to the MARPOL minimum standard, as set out in the Vessel’s Crude Oil Washing Operation and Equipment Manual.

(b)	Owners shall carry out crude oil washing concurrently with the discharge of the cargo and the Master shall provide a crude oil washing log identifying each tank washed, and stating whether such tank has been washed to the MARPOL minimum standard or has been the subject of additional crude oil washing.

(c)	Owners shall, provided always that the Vessel maintains a minimum discharge pressure of ~~seven-(7) bar~~ 100 PSI during bulk discharge or meets such lesser performance required pursuant to a restriction imposed by any Terminal or arising from physical attributes of the terminal, be allowed a period of not more than ~~two{2)~~ Three (3) hours per segregated grade/parcel for final draining and stripping purposes unless such final draining and stripping is carried out concurrently with the discharge of another grade parcel. Any time taken for final draining and stripping purposes in excess of such allowance shall be for Owners’ account.

M. 15 – BP 10. Cargo Retention Clause

If, during any voyage under this Charter, any quantity of cargo remaining on board the Vessel (‘ROB) upon completion of discharge is judged by an independent surveyor appointed by Charterers to be liquid and pumpable, or if Charterers can show that the ROB would have been liquid and pumpable if Owners and/or Master, officers and crew had followed Charterers’ instructions for the management of the cargo, then Charterers shall be entitled to claim any related costs or damages relating to such quantity of cargo remaining on board.

M. 16 – BP 11. Terminal Questionnaires Clause

Owners are to provide completed questionnaires in a timely manner, in the format required by Charterers, for any loading or discharging terminals as and when required by Charterers throughout the Charter Period.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

M. 17– BP 12. ISPS Clause for Time Charter Parties

(a) (i)	From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) and the U.S. Maritime Transportation Security Act of 2002 (MTSA) in relation to the Vessel and thereafter during the currency of this Charter Party, the Owners shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) and the “Owner” (as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company” and the requirements of the MTSA, if applicable, relating to the Vessel and the “Owner”. Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

(ii)	Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Owners or “the Company” to comply with the requirements of the ISPS Code or the MTSA, if applicable, or this Clause shall be for the Owners’ account

(b) (i)	The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of this Charter Party, shall ensure that the contact details of all sub-charterers are likewise provided to the CSO and the SSO/Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the Charter Party shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

(ii)	Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account.

(c)	Except where caused by Owners and/or Charterers failure to comply with Sub-clauses (a) and (b) respectively of this Clause, all delay, costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code or the MTSA, if applicable, including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, ~~shall be shared equally between Owners and~~ for Charterers Account. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d)	If party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

(e) (i)	[Other than calling at on ] Owners warrant that all of the previous ten ports at which the vessel has called, or will have called at, prior to tendering Notice of Readiness at the first load port hereunder:

(aa)	had an approved security plan;

(bb)	were (and remain) registered with the IMO as ISPS compliant ports;

(cc)	had a security level no higher than Level 1 (Normal) or MARSEC Level 1; and

(dd)	were not, nor have subsequently been, deemed unacceptable by the US authorities under their security regime.

(ii)	Owners further warrant that, other than as expressly disclosed to Charterers in writing, the vessel has not loaded goods or supplies, nor embarked any individuals from, nor engaged in any Ship to Ship transfer with, another vessel.

(iii)	Except as otherwise provided in this Charter Party, loss, damage, expense or delay resulting from any breach by Owners of the warranties contained in this Sub-clause (e) shall be for the Owners’ account.

M. 18 - BP 13. Routing Code of Practice Clause

Owners shall instruct the Master to observe regulations and recommendations as to traffic separation and routing as issued, from time to time, by responsible organizations or regulating authorities including, but not limited to, the IMO, the UK Chamber of Shipping (or equivalent), or as promulgated by the state of the flag of the Vessel or the state from which management of the Vessel is exercised.

M. 19– BP 14. Vessel Tracking System Clause

(a)

Charterers may, from the date of entering into this Charter and throughout the duration of the Charter Period, employ an INMARSAT C tracking system on the Vessel. All registration and communication costs relating to this tracking system

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

shall be for Charterers’ account. Charterers shall advise Owners when the system is operative and shall confirm termination upon redelivery.

(b)	Owners shall supply the following information to Charterers:

•	INMARSAT C number (9 digits beginning with 4);

•	Manufacturer, make, etc;

•	Model Number and Serial Number, and

•	Terminal S/W version if known:

M. 20 – BP 15. USCG Inspection ~~and TVEL~~ Clause

If the Trading Limits under this Charter include the United States of America, or any USA controlled territories, then any time lost at any port in the USA, or USA controlled territories, waiting for a USCG inspection, excluding inspections to maintain certificates, but including reinspections ~~and/or the issues of a Tank Vessel Examination Letter (“TVEL”)~~ shall be for Owners account and the Vessel shall be off-hire for any time lost.

M. 21 – BP 16. Tank Presentation Clause

Upon delivery to Charterers, the last three cargoes carried shall be compatible with the loading and carriage of any of the Permitted Cargoes referred to in Part 1 Section K of this Charter. If required by Charterers, the Vessel shall be delivered with all tanks fully inerted and ready to load.

M. 22 –BP 17. Heating Clause

(a)	Owners warrant that the Vessel is capable of receiving cargo at a maximum temperature of ~~75~~ 165 - degrees ~~Centigrade~~ Fahrenheit.

(b)	Charterers shall have the right to instruct Owners to maintain the loaded temperature of the cargo up to a maximum temperature of ~~60~~ 135 degrees grade ~~Centigrade~~ Fahrenheit. If the Vessel fails to maintain the required temperature, Owners shall be responsible for any resulting loss, damage, costs or expense incurred by Charterers (including, without limitation, any costs or expenses arising as a result of the Vessel being required to vacate the berth). (Loaded Temperature to be defused a : The temperature of cargo measured in the cargo tanks by the cargo surveyor on completion of loading.)

(c)	Charterers shall have the right to instruct Owners to raise the temperature of the cargo above the loaded temperature up to a maximum temperature of ~~60~~-135 degrees ~~Centigrade~~ Fahrenheit provided that the voyage is of sufficient duration to permit the same.

M. 23 – BP 18. Closed Loading and Sampling Clause

Owners warrant that the Vessel complies with, and shall be operated for the duration of this Charter in accordance with the recommendations regarding closed loading and closed discharge set out in the 1996 edition of ISGOTT as amended from time to time. If the Vessel has closed sampling equipment, such equipment shall be used, when appropriate, during this Charter.

M. 24 – BP 19. Cargo Control Room Manning Clause

Whilst the Vessel is carrying out cargo operations at any loading or discharging port or place, the Vessel’s cargo control room shall at all times be manned by a least one officer having a good working knowledge of the English language.

M. 25 – BP 20. Inert Gas System Clause

(a)	Owners warrant that, insofar as required under the provisions of SOLAS, the Vessel is equipped with a fully functional Inert Gas System (“IGS”) which is in full working order and complies fully with Regulation 62, chapter II-2 of the SOLAS Convention 1974 (as modified by its Protocol of 1978 and any subsequent amendments) and that they shall so maintain the IGS for the duration of this Charter.

(b)	Owners further warrant that the Master, officers and crew are properly qualified (as evidenced by appropriate certification) and experienced in the operation of IGS and that the IGS shall be operated in accordance with the operational procedures as set out in the IMO publication entitled ‘Inert Gas System’ (IMO 860E) as amended from time to time.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(c)	Where equipped with an IGS, the Vessel shall arrive at all loading ports with her tanks fully inerted. In the event of any delay to the Vessel due to deficient or improper operation of the IGS, the Vessel shall be off-hire for the period of any time lost.

(d)	If Charterers so require, Owners shall arrange for the Vessel’s tanks to be depressurized to facilitate gauging and sampling or to be de-inerted or gas freed to facilitate inspection. Any time taken to de-pressurise, gauge, sample and re-pressurise, or to de-inert or gas free, inspect and re-inert thereafter shall be for Charterers’ account.

M. 26-BP 21. Clean Ballast Clause

(a)	The Vessel shall be delivered to the Charterer with clean ballast as defined in Regulation 1 (16) of the Regulations for the Prevention of Pollution by Oil in Annex 1 of MARPOL, unless otherwise agreed.

(b)	During all tank cleaning, Owners shall ensure that all oily residues of a persistent nature are retained on board. Slops shall be separated into a single cargo tank and after maximum separation of free water, discharge the water separated overboard. In discharging all water separated as aforesaid, the Master shall comply with the requirements of the International Convention for the Prevention of Pollution from Ships 1973, as amended by it Protocol of 1978 (MARPOL 73/78), insofar as these do not conflict with any applicable laws to which the Vessel is subject.

M. 27– BP 22. Bunker Fuel Sulphur Content Clause

(a)	Without prejudice to anything else contained in this Charter, Owners shall deliver the Vessel to Charterers with, and the Charterers shall thereafter supply to the Vessel, fuels of such specifications and grades to permit the Vessel, at all times, to comply with the maximum sulphur content requirements of any emission control zone when the Vessel is ordered to trade within that zone. The Charterers also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Charterers to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes. The Owners shall indemnify, defend and hold harmless the Charterers, and the Charterers shall indemnity, defend and hold harmless the Owners, in respect of any loss, liability, delay, fines, costs or expenses arising or resulting from any failure by either to comply with their respective obligations under this sub-clause (a).

(b)	Provided always that the Charterers have fulfilled their obligations in respect of the supply of fuels in accordance with sub-clause (a), the Owners warrant that:

(i)	the Vessel shall comply with Regulations 14 and 18 of MARPOL Annex VI and with the requirements of any emission control zone; and

(ii)	the Vessel shall be able to consume fuels of the required sulphur content when ordered by the Charterers to trade within any such zone. Subject to having supplied the Vessel with fuels in accordance with sub-clause (a), the Charterers shall not otherwise be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel’s failure to comply with Regulations 14 and 18 of MARPOL Annex VI.

(c)	For the purpose of this Clause, “emission control zone” shall mean zones as stipulated in MARPOL Annex VI and/or zones regulated by regional and/or national authorities such as, but not limited to, the EU and the US Environmental Protection Agency.

M. 28–BP 23. Indemnity Clause

If an original bill of lading is not available at any discharge port to which the Vessel may be ordered by Charterers under this Charter, or if Charterers require Owners to deliver cargo to a party or at a port other than as set out in the bill of lading, then Owners shall nevertheless discharge such cargo in compliance with Charterers’ instructions, upon presentation by the consignee nominated by Charterers (“the Receiver”) of reasonable identification to the Master and in consideration of the Charterers providing a letter of indemnity addressed to the Owners in the form agreed and published from time to time by the International Group of P&I Clubs in respect of the particular circumstances.

M. 29 – BP 24. Ethical Policy Clause

Owners warrant that they, the Managers, Master and crew of the Vessel are aware of Charterers’ ethics and business policies, as set out in the BP Code of Conduct, entitled “Our commitment to integrity” (a copy of which is available on www.bp.com), and their application to third party contractors. Owners undertake to ensure that in the performance of their obligations under this Charter, they, the Managers, Master and crew shall at all times act consistently with and adhere to the principles in the BP Code of Conduct.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

M. 30 – BP 25. Facilitation Payments Clause

(a)	The parties hereby agree that in the course of performing their respective obligations hereunder, they shall not make, nor shall they require the other party to make, any facilitation payment.

(b)	For the purposes of this clause, a Facilitation Payment means a payment, gift or gratuity, whether in cash or in kind, to any governmental or quasi-governmental officer or other official in any country for the purpose of procuring the provision of any service or level of service which such officer or official is required to provide in the normal course of their employment or duty without such Facilitation Payment being made.

(c)	Any such Facilitation Payment, or other departure from the requirements of this Clause, necessarily made to permit efficient or continued trading of the Vessel shall be reported to Charterers in a mutually agreed format.

M. 31 –BP 26. Trade Controls, Embargoes and Boycotts Clause

Notwithstanding anything to the contrary contained herein, nothing in this Charter is intended, and nothing herein shall be so interpreted or construed, to induce or require either party hereto to act in any manner (including any failure to take any action in relation to a transaction) which is inconsistent with, penalised by or prohibited under any UK or USA laws, regulations, or other official UK or USA government requirements applicable to such party, relating to foreign trade controls, export controls, embargoes or international boycotts of any type.

M. 32 – BP 27. ISM Clause

(a)	Owners undertake that for the duration of this Charter, the Vessel and “the Company” (as defined in the International Management Code for the Safe Operation of Ships and for Pollution Prevention (the International Safety Management (ISM) Code) (the “ISM Code”)) shall comply with the requirements of the ISM Code. Charterers may at any time request an inspection of the relevant Document of Compliance and/or Safety Management Certificate, and upon receipt of such a request Owners shall forthwith provide the same.

(b)	Without prejudice to any rights or remedies available to Charterers under the terms of this Charter or under the law applicable hereto, in the event of a breach of the above undertaking Charterers shall be entitled to put the Vessel off hire until such time as the Vessel is again compliant with the requirements of the ISM Code and any loss, damage, expense or delay following therefrom shall be for Owners’ account.

M. 33 – BP 28. Regulatory and Guideline Compliance Clause

Throughout the period of this Charter, the Owners and the Vessel shall comply with all relevant regulations and guidelines issued by the IMO and OCIMF and, in the case of a Vessel carrying LPG or LNG, with the recommendations and guidelines issued from time to time by SIGTTO. In addition, all operations shall be carried out in accordance with the latest edition of ISGOTT 1996, and any amendments thereto issued from time to time.

M. 34 – BP 29. H2S and Mercaptans Clause

(a)	Owners undertake that prior to arrival at the load port the Hydrogen Sulphide (H2S) content in the Vessel’s tank atmosphere shall have been reduced to below the lower of:

(i)	The permissible exposure limit (“PEL”) as described in ISGOTT as amended from time to time.

(ii)	Any PEL applicable by virtue of local or national law, rule or regulation.

(b)	Where the Vessel calls at a port within the United Kingdom of Great Britain and Northern Ireland Owners further undertake, that upon arrival at port the components of the vapour in the tank atmosphere will be within the Occupational Exposure Standards stated in HSE Documentation EH40 set down in the Control of Substances Hazardous to Health Regulations, as amended from time to time. Currently these regulations contain, inter alia, the following limits:

Hydrogen Sulphide (H2S)

Long-term exposure limit (8-hour TWA reference period)           5 ppm

Short-term exposure limit (15-minute reference period)               10 ppm

Mercaptoacetic Acid (C2H202S)

Long-term exposure limit (8-hour TWA reference period)           1ppm

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(c)	Owners further undertake that the previous cargo had a Mercaptan level not greater than 400 ppm by weight and that prior to arrival at the load port the Mercaptans content in the tank atmosphere shall have been reduced to below 0.5 ppm by volume.

(d)	Where the cargo loaded on board the Vessel has the potential to contain levels of H2S in the vapour space, then the Vessel’s cargo tank vapour spaces must be tested for H2S 24 to 48 hours before arrival at the discharge port. Charterers and the discharge terminal shall be informed of the resulting H2S levels, measured in parts per million (ppm) 24 hours prior to arrival at the discharge port. The method of H2S testing must also be advised and if the laden passage is less than 24 hours then testing is to take place as soon as possible and the results immediately advised to Charterers and the discharge terminal.

M. 35 – BP 30. Oil Pollution Insurance Certification and COFR’S Clause

The Vessel shall have on board all certificates of Financial Responsibility (“COFRs”) in respect to oil pollution necessary for the required trade within the agreed trading limits, including but not limited to:

(a)	the certificate of insurance required under the International Convention on Civil Liability for Oil Pollution damage and the protocols thereto; and

(b)	United States Coast Guard Certificate of Financial Responsibility meeting the requirements of the United States Federal Oil Pollution Act 1990 (“OPA 90”).

M. 36 – BP 32. Unique Identifier Clause and US Bureau of Customs and Border Protection Clause

(a)	If the Vessel loads or carries cargo destined for the US or passing through US ports in transit, the Owners shall comply with the current US Customs regulations (19 CFR 4.7 and 178) or any subsequent amendments thereto and shall (unless Charterers request otherwise) undertake the role of carrier for the purposes of such regulations and shall:

(i)	have in place a SCAC (Standard Carrier Alpha Code) and insert the same on each bill of lading;

(ii)	have in place an ICB (International Carrier Bond);

(iii)	submit cargo declarations by AMS (Automated Manifest System) to the US Customs; and

(iv)	provide Charterers and Agents on request with details of the Unique Identifier in respect of all cargo carded

(b)	The Charterers shall provide all necessary information to the Owners and/or their agents to enable the Owners to submit a timely and accurate cargo declaration.

(c)	Owners warrant that they are aware of the US Bureau of Customs and Border Protection regulations for entering US ports (the “CBP Regulations”), including but not limited to those regulations issued on December 5th 2003 under Federal Register Part II Department of Homeland Security 19 CFR Parts 4, 103, et al, and Owners further warrant that they will comply fully with the CBP Regulations.

(d)	The Owners shall assume liability for and shall indemnify, defend and hold harmless the Charterers against any loss and/or damage (excluding consequential loss and/or damage) and any expenses, fines, penalties and any other claims, including but not limited to legal costs, arising from the Owners’ failure to comply with any of the provisions of sub-clause (a) or failure to comply with the CBP Regulations, provided always that Charterers have, within a reasonable period after being requested by Owners, provided them with such information as is reasonably required to enable them to comply with the CBP Regulations. Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, [the period of such delay shall not count as lay-time or, if the Vessel is on demurrage, as demurrage][the Vessel shall be off-hire for any time lost].

(e)	The assumption of the role of carrier by the Owners pursuant to this Clause and for the purpose of the US Customs Regulations (19 CFR 4.7) shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

M. 37 – BP 33. Casualty and Emergency Response Notification Clause

(a)

In the event that the Vessel is involved in an accident or incident, the BP Casualty and Emergency Response Notification Procedure must be applied. For these purposes an accident or incident shall include any emergency, such as a fatality or any serious injury, allision, collision, grounding, fire, pollution or other incident where immediate assistance is required, where the progress of the voyage may be impacted or where adverse reaction from any authorities, media, non-

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

governmental organization (“NGO”) or the general public may be expected. These notifications should be made as early as is practical and safe.

(b)	Subject to the location of the Vessel at the time of the accident or incident, notification shall be given immediately in the following manner:

(i)	In the case of a Vessel located from west of 30 degrees West to 180 degrees (Americas Region), notification shall be made by telephone to the BP Shipping USA Notification Centre in Naperville, Illinois by calling +1 630-961-6200, followed by a telex containing the words “BP Casualty” to BP Shipping USA sent to telex number 6738208.

(ii)	In the case of a Vessel located from East of 30 degrees West to 180 degrees (Most of the World), by sending a telex containing the words “BP Casualty” to BP Shipping UK on telex number 290851 followed by a telephone call to the BP Shipping Emergency Telephone number in Sunbury, UK +44 1442 247147.

In either case, the words “BP Casualty” should appear at the beginning of the first line of text immediately following the telex address. The words “BP Casualty” must have no spaces, stops or commas between B and P, but may be in the upper or lower case. If the accident occurs within a port, the Master must copy all messages sent to BP Shipping to BP Shipping’s agent in the port

(c)	Notification by either telephone or telex should contain the following information:

•	The name of Vessel and her IMO Number,

•	The nature of emergency (collision, grounding etc.);

•	The position of the Vessel (Latitude, Longitude, port);

•	Local time, date and location of the incident:

•	The name, nationality and type of any other vessel involved;

•	The nature and extent of any damage:

•	Details of any fatalities and/or personal injuries;

•	The state of sea or weather (present and forecast);

•	The cargo type and quantity on board

•	If in port, the name of the owner of the installation and whether the Vessel is at a jetty, CBM or SBM etc;

•	Whether towage is required;

•	In the event of a cargo spill, the message should also include:

¡	the local time, date and location of the spill;

¡	the type of oil (e.g. crude, black, white, lubes etc.);

¡	the cause if known, e.g. overflow, hose burst defective shore pipeline, hull defect, leaking ships valves etc;

¡	Estimated quantity spilled;

¡	Estimated rate of spill if continuing; and

¡	Whether cleanup is being attempted:

•	Any other relevant comments; and

•	Time of origin of each report.

(d)	The obligations set out in this clause are in addition to any statutory obligations, which Owners or State Authorities may require of the Master in the event of any accident or incident casualty.

M. 38 – BP 34. Oil Spill Response and Emergency Contacts Clause

Owners shall advise Charterers of the names of Owners’ personnel together with the relevant telephone/fax/telex numbers of contacts available one 24 hour basis in event of oil spill or emergency. Additionally, Owners shall advise Charterers of the names of Qualified Individuals for OPA 90 and other such oil spill response or contingency plans.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

M. 39 – BP 35. Commingling Clause

(a)	Owners agree, if so requested by Charterers, to instruct the Master to commingle the cargo or cargoes loaded on board, always in strict compliance with safety rules, and subject to the technical characteristics of the Vessel.

(b)	Charterers warrant that any cargoes to be commingled or blended on board shall be stable and compatible and that no precipitation of solid deposits in cargo tanks, pipes, pumps, valves will occur.

(c)	Charterers will hold Owners harmless and keep them fully indemnified against all costs, losses, claims (including, but not limited to, claims for contamination or quality deterioration or failure to meet any contractual specification) and expenses (including , but not limited to, legal expenses) caused by or in any way arising from Charterers’ instructions to commingle or blend on board. Any additional costs incurred as a result of commingling/blending operations are for Charterers’ account.

(d)	In the event of commingling or blending on board, Charterers shall return all three (3) original copies of all bills of lading issued in respect of the cargoes to be blended or commingled to Owners for cancellation. Upon return of the original copies of the bills of lading as aforesaid, Owners will issue replacement bills of lading in respect of the commingled or blended cargo, which will state on their face:

(i)	the details from the bill of lading pursuant to which the cargoes were originally loaded, including the nature of the cargo, the original quantity loaded and the date and place of loading, and

(ii)	the place and date of the blending or commingling took place.

M. 40 – BP 36. Confidentiality Clause

Details of this Charter are to remain private and confidential by all parties concerned, except so far as concerns such information as is required to be disclosed by either party to its employees, auditors, lawyers and affiliates who have a need to know such information in connection with the performance of this Charter, to any court or governmental authority requiring such, or to any other appropriate third party to the extent necessary to comply with any legal or governmental requirement.

M. 41 – BP 37. Notices Clause

(a)	Whenever written notices are required to be given by either party to the other party, such notices shall be sent by registered mail, courier, telex, e-mail or telefax or delivered by hand to the following addresses:

Notice to Charterers: (Information to be supplied 6 months prior to Delivery)

BP West Coast Products LLC

[                ]

Attention: []

Fax No. [                ]

Telephone No. [                ]

All e-mail correspondence to be addressed to:

[                ]

Notice to Owners: (Information to be supplied 6 months prior to Delivery)

[Insert Owners details]

or to such other addresses as the parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given.

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(b)	Any notice required under this Charter to be given in writing shall be deemed to be duly received only:

(i)	In the case of a telex, at the time of transmission recorded on the message if such time is within normal business hours between 09:00 hrs and 17:00 hrs on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt, subject in both cases to an acknowledgment being received by automatic telex answer back response.

(ii)	In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours between 09:00 and 17:00 hrs on a working day at the place of receipt, otherwise at the commencement of normal business on the next working day.

(iii)	In the case of a telefax, at the time of transmission recorded on the message if such time is within normal business hours between 09.00 a.m. and 05.00 p.m. on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt, subject in both cases to an acknowledgment being received by telefax.

(iv)	In the case of e-mail, on the day of receipt if received within normal business hours between 09.00 a.m. and 05.00 p.m. on a normal working day at the place of receipt, or otherwise at the commencement of normal business hours on the next working day.

M. 42 – BP 38. Re-measurement Clause

Charterers shall have the right to request that the Vessel is re-measured to comply with particular port restrictions. In such case, the costs of re-measurement shall be for Charterers’ account.

M. 43 – BP 39. Ballast Water Management Clause

Owners warrant that the vessel shall comply with all mandatory ballast water requirements ; Except where circumstances or weather conditions would jeopardize the safety of the Vessel and /or crew if Ballast water requirement where complied with. The Owners shall assume liability for and shall indemnify, defend and hold harmless the Charterers against any loss and/or damage (excluding consequential loss and/or damage) and any expenses, fines, penalties and any other claims, including but not limited to legal costs, arising from the Owners’ failure to comply with any such provisions. Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, the Vessel shall be off-hire for any time lost.

M. 44 – BP 40. New Building Clause

(a)	If at the date of this Charter the Vessel is under construction, or has completed three (3) or fewer separate laden voyages since delivery from the builder’s yard, then:

(i)	Owners will submit to Charterers the BP New Build Questionnaire, which will thereafter form part of this Charter, and shall warrant that the information provided by them in the New Build Questionnaire is correct at the date of submission and remains correct at the date of the Charter, and;

(ii)	Owners further warrant that the Master, officers and crew shall be experienced in operating a similar vessel and that all cargo systems have been tested and proved operational, all tanks are cleaned, all lines are well drained and the system has been certified fit and ready to receive, carry and deliver intended cargoes under this Charter.

(b)	If at the date of this Charter the Vessel is under construction, Charterers shall have the right to send their representative to the builder’s yard to inspect the Vessel during construction and to be present on-board the Vessel during all sea trials, in order to satisfy themselves that the Vessel fully complies with all the terms of this Charter, including but not limited to the New Build Questionnaire.

(c)	Without prejudice to any other remedies available to them under the terms of the Charter, Charterers shall not be obliged to take delivery of the Vessel unless and until she fully complies with the terms of this Charter, including the description set out in the BP New Build Questionnaire and has successfully completed the Charterers’ Vetting and Auditing Process.

M. 45 – BP 55. Magellan Straits Routing Clause

Owners warrant that the Vessel will not route via the Magellan Straits when transiting from The Southern Atlantic Ocean to the Southern Pacific Ocean, or vice versa.

M. 46 – BP 56. Baltic Routing Clause

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

lf, in the course of performing this Charter (including any ballast passage from the last discharge port under any previous fixture, prior to delivery to Charterers), the Vessel proceeds to or from the Baltic Sea, including the East coast of Denmark and the West coast of Sweden, whether laden or in ballast, Owners warrant that they will comply with the following provisions with regard to routing and the use of pilots:

(a)	Laden Vessels of 40,000dwt or greater

(i)	A Pilot must be employed by the Vessel, in line with the IMO Ships Routing (7th Edition), on any inward passage from the Skaw and on any outward passage to the Skaw, if proceeding to or from:

(aa)	East Coast of Jutland or Belt ports;

(bb)	Baltic ports, if the Vessel is required by virtue of its draught to transit the Great Belt. Deep draughted vessels must use “Route T” designated by the Danish Government, and be guided by the Pilot’s advice.

(ii)	A Sea Pilot shall be employed by the Vessel when proceeding along the Swedish coast towards Hoganas/Elsinore.

(iii)	Vessels outward bound from the Baltic must embark a Pilot at Bornholm. (IMO recommends all vessels with a draught of 11 meters should engage local pilotage services).

(b)	Laden Vessels of less than 40,000 dwt

(i)

Sea pilotage is optional. If deemed necessary by the Master, a Pilot may be employed by the Vessel on inward passage from the Skaw and on outward passage to the Skaw. However, a Pilot must be employed by the Vessel, in line with the IMO Ships Routing (7th Edition), on inward passage from Grenna and on outward passage to Grenna if proceeding to or from:

(aa)	East Coast of Jutland or Belt ports;

(bb)	Baltic ports, if the Vessel is required by virtue of its draught to transit the Great Belt. Deep draughted vessels must use “Route T” designated by the Danish Government, and be guided by the Pilot’s advice; or

(cc)	when navigating The Sound

(ii)	A Sea Pilot shall be employed by Vessels proceeding along the Swedish Coast towards Hoganas/Elsinore.

(iii)	Vessels outward bound from the Baltic may embark a pilot at Bornholm, but must embark a pilot from Gedser

(c)	Vessels of 40,000 dwt or greater, in ballast

(i)

Sea pilotage is optional. If deemed necessary by the Master, a Pilot may be employed by the Vessel on inward passage from the Skaw and on outward passage to the Skaw. However, a Pilot must be employed by the Vessel, in line with the IMO Ships Routing (7th Edition), on inward passage from Grenna and on outward passage to Grenna if proceeding to or from:

(aa)	East Coast of Jutland or Belt ports; or

(bb)	Baltic ports, if the Vessel is required by virtue of its draught to transit the Great Belt. Deep draughted vessels must use “Route T” designated by the Danish Government, and be guided by the Pilot’s advice.

(ii)	Vessels outward bound from the Baltic may embark a pilot at Bornholm, but must embark a pilot from Gedser.

(iii)	Such Vessels shall not transit of The Sound.

(d)	Vessels less than 40,000 dwt, in ballast

ATTACHMENT NO.1 US SHIPPING NEW BUILDING NO.1

BP WEST COAST PRODUCTS LLC T/C dtd DECEMBER 8, 2006

ADDITIONAL CLAUSES M.1 – M. 46

(i)

Sea pilotage is optional. If deemed necessary by the Master, a Pilot may be employed by the Vessel on inward passage from the Skaw and on outward passage to the Skaw. However, a Pilot shall be employed by the Vessel, in line with the IMO Ships Routing (7th Edition), when navigating The Sound.

(ii)	For Southbound transit of The Sound pilots must be embarked from Elsinore to Drogden. For Northbound transit of The Sound pilots must be embarked from Drogden to Elsinore.

(iii)	For ballasted passages using the Great Belt, pilotage is not required. However, Masters should be guided by advice relating to pilotage from Charterers’ agents when proceeding between ports in this area, or when ice conditions indicate that additional pilotage advice may be necessary.

ATTACHMENT NO. 2 US SHIPPING NEW BUILDING NO. 1

BP SHIPPING TIME CHARTER QUESTIONNAIRE

Ships Name: TBD

Date Completed: 25 August 2006

1.	GENERAL INFORMATION
1.1	Does the vessel have Multiple Load Lines? (delete as applicable)	No
1.2	If yes list the additional Load lines:	dwt mt	Draught (m)	F/board (mm)
	Scantling DWT and Draft	48400mt	12.8(m)	6200(mm)
	Design DWT & Draft	43300mt	11.8(m)	7200(mm)
	Tropical Fresh DWT and Draft	TBD mt	TBD (m)	TBD (mm)
	Winter DWT and Draft	TBD mt	TBD (m)	TBD (mm)
1.3	What is the normal ‘constant’ deducted for Lube Oil, Stores, etc.?	200 mt

2.	CARGO INFORMATION
2.1	Are cargo operations monitored and recorded? (delete as applicable)	Yes
2.2	Are cargo records retained for reference? (delete as applicable)	Yes
2.3	What period are records retained for?	Life of Vessel
2.4	What are maximum safe loading rates for:
	2.4.1 Homogenous cargoes	m3/hr	7200
	2.4.2 Multiple cargoes (2 grades simultaneously)	m3/hr	3600 per segregation
	2.4.3 Multiple cargoes (3 grades simultaneously)	m3/hr	2400 per segregation
2.5	What is the design time for loading 1 grade?	hours	9
2.6	What is the design time for loading 2 grades?	hours	9
2.7	What is the design time for loading 3 grades?	hours	9
2.8	What is the Vessel Experience Factor? 6 Voyages (Ship figure divided by b/1 figures over last 10 voyages)	TBD
2.9
	What is average OBQ at loadport over the last 10 voyages?	m3	TBD
2.10
	What is the average ROB at discharge port over the last 10 voyages? 6 VOYAGES	m3	TBD
2.11	What is the design time for discharging 1 grade?	hours	16
2.12	What is the design time for discharging 2 grades?	hours	16
2.13	What is the design time for discharging 3 grades?	hours	16
2.14	What is the vessel’s natural segregation (tank groups)?	Group 1	1 P&S	Group 5	5P&S
		Group 2	2P&S	Group 6	6 P&S
		Group 3	3P&S	Group 7	Slop tank
		Group 4	4 P&S
2.15	What are the capacities (98%) of those groups?	Group 1	5180 m3	Group 5	9525 m3
		Group 2	8692 m3	Group 6	8642 m3
		Group 3	9525 m3	Group 7	1635
		Group 4	9525 m3
2.16	Can the vessel load/discharge cargo and pump ballast simultaneously? (delete as applicable)	Yes
2.17	Can vessel maintain 100 psi at the ships rail throughout discharge? (delete as applicable)	Yes
2.18	Can vessel complete discharge within a 24 hour period? (delete as applicable)	Yes
2.19	What is the maximum pressure the vessel can maintain at the ships rail?	UK-BAR	8.9
		US-PSI	130

2.20	What is the fuel consumption for 1 pump for 1 hour?	mt	TBD
2.21	For non-SBT vessels only: Can the vessel operate in the CBT mode? (delete as applicable)
NA

3.	HEATING COILS
3.1	What type of cargo healing system is installed?	Cargo tanks - Deck Heaters // Slop tanks - heating coils
3.2	Which tanks are filled with heating coils or heat exchanger?	Cargo tanks 1-6 P & S fitted with deck heaters

Slop tank Port and Stbd fitted with Heating coils

3.3	What is the material?	Stainless Steel
3.4	What is the maximum temperature at which cargo can be carried as permitted by Class? BP	Centigrade	58
3.5	What is the maximum temperature at which cargo can be loaded as permitted by Class? BP	Centigrade	58
3.6	What is the maximum differential between sea temperature and cargo temperature as permitted by Class? BP	Centigrade	NA
3.7	What is the daily fuel consumption to maintain the loaded temperature of the full cargo?	mt	TBD
3.8	What is the extra daily fuel consumption to raise the temperature of the full cargo by 1 degrees centigrade?	mt	TBD

4.	MAIN ENGINE
4.1	Speed and Consumption	Laden	Cons	Ballast	Cons	Power
	4.1.1 Max speed 127 rpm (w/ 15% Sea Margin)	***	***	***	***	***
	4.1.2 Service speed (15%) Sea Margin)	***	***	***	***	***
	4.1.3 Minimum speed (Economical)	***	***	***
	4.1.4 Other (Incorporating entire range stated in half knots)	***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
		***	***	***	***
4.2	What are the fuel consumptions for auxiliaries:
	4.2.1 Package boiler (in port)	tons/day	***
	4.2.2 Package boiler (at sea) WHU	tons/day	***
	4.2.3 Generators (in port)	tons/day	***
	4.2.4 Generators (at sea)	tons/day	***
4.3	What type of fuel does the vessel use (please specify)	HFO/MFO/MDO/DO/GO		HFO/MFO/MDO/DO/GO
4.4	What grades of fuel does the vessel use? (please specify)	RMG35/RME25/DMB/DMA		RMG35/RME25/DMB/DMA
4.5	When was the hull last scrubbed?	New Vessel
4.6	When was the propeller last polished?	New Vessel
4.7	List mechanical defects and repairs within last 12 months:	None

4.8	Is all main and auxiliary machinery in full working order? (delete as applicable)	Yes
	4.8.1 Detail any exceptions to 4.8 above	None

5.	HEALTH, SAFETY AND THE ENVIRONMENT
5.1	Are Accidents and Incidents as defined by OCIMF/OSHA reported to the Company? (delete as applicable)	Yes
5.2	Are Near Miss and Dangerous Occurrences as defined by OCIMF/OSHA reported to the Company? (delete as applicable)	Yes
5.3	Are Hours of Work monitored on board for compliance with STCW 95?) (delete as applicable)	Yes
5.4	Is PPE provided to ships staff? (delete as applicable)	Yes
5.5	Is there a Non-Conformance procedure and a means of monitoring same? (delete as applicable)	Yes
*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

	5.5.1 If yes, enter brief description	UBS Vessel Management LLC’s Environmental Quality Management

System includes non-conformance and corrective and preventive action.

A Quality System Report (QSR) is generated for any administrative, operational process or material/service that does not meet EQMS requirements (Non-conformance). QSR’s are logged with the suggested and detailed corrective action provided on the report, signed by the originator and forwarded to the Management Quality Representative who assigns responsibility for completing the corrective action. A documented review indicates the corrective action and how it will be implemented. The QSR is signed and completion date entered. The corrective action is verified effective, complete and signed off by the manager responsible for completing the corrective action

5.6	What procedures are in place with regards to Safety when carrying toxic or carcinogenic cargoes?

Vessel personnel adhere to Federal regulations, Company Policy & Procedures and ISGOTT when handling toxic and carcinogenic cargoes. This includes, but not limited to, closed loading, gauging and sampling; vapor control/recovery; respiratory protection, PPE and annual personal and area monitoring.

5.7	What are the normal procedures in the event that salvage is required?	Vessel Master and Company personnel follow procedures described in the

Emergency Response Plan. Company Qualified Individual is notified and initiates response by the contracted salvor. Master has the authority to contract whatever services necessary to protect the safety of the vessel and crew.

5.8	What procedures are in place to monitor environmental emissions?	Emissions monitoring is detailed in the Environmental Management Plan and completed on currently owned/operated ITB’s. All Marpol and EPA environmental emissions requirements will continue with the new construction.

6.	FURTHER INFORMATION
6.1	What navigational chart coverage is provided?	US West Coast - Panama Canal, US Gulf Coast, US East Coast, Caribbean - or as required for trading route.

6.2	What have been the last three cargoes carried?	TBD

6.3	Who have been the last three charterers of the vessel?	TBD

6.4	Please state the amount and composition of any residues presently aboard the vessel.	None

6.5	Confirm that all Officers and Crew are properly certificated and will remain so for the duration of the charter.	All Officers and crew will be US citizens, properly certificated and will remain for the duration of charter - per normal crew change requirements.

6.6	Conform level of Hull & Machinery insurance including deductible.	H & M Insurance USD m	Deductible
		120,000,000 USD	150,000 USD
6.7	Is all navigational, cargo handling & safety equipment in full working order? (delete as applicable)	Yes
	6.7.1 Detail any exceptions:	None

6.8	Is it Operator’s Policy that all cargo operations are conducted using Inert Gas and that operations are stopped if the system should fail? (Delete as applicable)	Yes
6.9	Is it Operator’s Policy that all cargo operations should be conducted ‘closed’? (Deleted as applicable)	Yes

ATTACHMENT NO. 3 US SHIPPING NEW BUILDING NO. 1	Page 1 of 2

CONSUMPTIONS

Speed and consumptions for main engine steaming in open waters:

Warranted laden and ballast
speed (knots) up to and including ***:	***	IFO	MDO	MGO
IFO Consumption (mt per day) – Main Engine		***
MDO Consumption (mt per day) – Main Engine (alt. to IFO)			***

Extra consumptions for auxiliary engines (mt per day):
Additional IFO		***
Additional MDO (alternate to IFO)			***

Bunker consumptions in port and discharging (mt):

Idle without Aux boiler, mt/day (IFO in SSDG’s & Comp. Boiler)		***
Idle without Aux boiler, mt/day (MDO in SSDG’s & Comp. Boiler)			***
Idle with Aux boilers stand-by, mt/day (IFO in SSDG’s & Boilers)		***
Idle with Aux boilers stand-by, mt/day (MDO in SSDG’s & Boilers)			***
Loading full cargo in One Day, mt (IFO in SSDG’s & Comp. Boiler)		***
Loading full cargo in One Day, mt (MDO in SSDG’s & Comp. Boiler) alt to IFO			***
Discharge full cargo in One day mt incl ( inerting, Auxiliaries,ballasting) IFO SSDG		***	***	***
Discharge full cargo in One day mt incl ( inerting, Auxiliaries,ballasting) MDO (alt to IFO)			***	***
Discharge full cargo in Two day mt incl ( inerting, Auxiliaries,ballasting) IFO SSDG		***	***	***
Discharge full cargo in Two day mt incl ( inerting, Auxiliaries,ballasting) MDO (alt to IFO)			***	***

Loading full cargo, mt/Total operation IFO SSDG		***
Loading full cargo, mt/Total operation MDO (alt to IFO)			***

Discharge full cargo mt/Total operation incl (inerting,Auxiliaries,ballasting) IFO in SSDG’s		***	***	***
Discharge full cargo mt/Total operation incl (inerting,Auxiliaries,ballasting) MDO (alt to IFO)			***	***

Bunker consumptions for other activities (mt):

To clean from clean to clean	TBD

To clean from fuel oil to gasoil	TBD

To inert vessel (350 kg/hr) (1 Volume Change)		***

To gas free vessel	TBD

To maintain cargo temperature 135Deg F	TBD
To raise cargo temp 5 degr fah	TBD

To ballast (Assumes all ballast is pumped not gravitated)		***	***
To de-ballast (Assumes all ballast is pumped not gravitated)		***	***

Crude Oil Wash	TBD
TBD
Fuel Type
Specific Grade

Owners confirm that vessel is capable of consuming exclusively MDO/MGO while in port including load and discharge operation:	YES

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT NO. 3 US SHIPPING NEW BUILDING NO. 1	Page 2 of 2

PHYSICAL CHARACTERISTICS

Description /Dimensions

DWT	48,400 mt Scantling // 43,400mt at design
Beam	32.0 m
Draft	12.8 m at scantling // 11.8 m at design
Airdraft	40.23 m in ballast and 37.58 m at design draft
LOA	183 meters
Manifold Height Above Waterline at scantling draft	8.314 m
Manifold Height Above Waterline at SBT	13.29 m
Parallel Mid body (aft of manifold)	9.5 m (flat of side abv ballast draft = 48.5m aft MF)
Parallel Mid body (fwd of manifold)	12.6 m (flat of side abv ballast draft = 45.5m fwd MF)
STS Capability in accordance with Ocimf	Yes
Number of mooring lines	14 Spectra 55.7 t MBL

Ballast Water Exchange	Yes - Flow through with standpipe & shell connection in each tank
BCM - (bow to center manifold)	92 m
Bow Thrusters	None
Cargo Gauging System, back-up	Yes - portable through vapor lock sea valves
Cargo Gauging System, primary	Yes - Remote, radar beam type
Cargo Pumps (type/capacity)	12 FRAMO, submerged cargo pumps w/ Superstripper, 600m3/hr per pump /
Cargo Capacity at 98%, exclusive of slops	52725 m3 (approx)
Closed Sampling	Yes
Communications Capability-Satcom, email	Yes - INMARSAT Fleet F-77 // Standard C // email // LAN
Crew Accommodations	Yes - 30 persons + 4 repair crew
Deck crane SWL (Safe Working Load)	10 MT
Electrical Redundancy	Yes - Two (2) of Three (3) sets of main gen. reqd for cargo ops
Freeboard - Gangway issues	None
Heating Capacity	Aux boiler // 18000 kg/hr: Comp boiler 2000 kg/hr fired 1000 kg waste heat
IGS (Inert gas system) -type	Inert Gas Generator 4500m3/h
Main Engine Fuel Tank Capacity (range)	1220 Mt // 10,000 NM (approx)
Manifold set-up	6 cargo manifolds P & S / 1 slop P & S per OCIMF
Mooring Arrangements	(2) sets of windlasses combined with mooring winch and 4 sets of mooring
Segregations (double valve) how many	6 segregations
Slop Tanks (size of)	1 ea. Port & Stbd total capacity 1400 m3 approx
Speed (range)	14.8 kts (range of 10000NM w/ ME at NCR and 3 days reserve
Stripping Line Diameter	None - Superstripper included with FRAMO cargo pump
Stripping Pumps	None - Superstripper included with FRAMO cargo pump
Suitability for El Segundo Trade	Yes
Tank Cleaning Capability (sea-going)	Yes - fixed machines each cargo tank - 140 m3/h per machine
Tank Coating	Davchem 253 Epoxy (3 coats w/ 3 stripe coats)
Vapor Recovery System	Yes - meets USCG and OCIMF requirements
Hydrocarbon detection system	Fixed gas detection system in ballast, fore peak and upper stool